PROMISSORY NOTE

                                Not Negotiable


FOR VALUE RECEIVED the undersigned 714674 Alberta Ltd., O/A Calgary Chemical, promises to pay on demand to the order of SHANNON INTERNATIONAL RESOURCES INC., at Calgary, Alberta (or such other place as the holder of this Promissory Note may designate in writing) the principal sum of THIRTY THOUSAND ($30,000.00) U.S. DOLLARS, without interest.

DATED: at the City of Calgary, in the Province of Alberta, this 13th day of April, 1999.


714674 ALBERTA LTD.
O/A Calgary Chemical

Per:  /s/ Blair Coady